Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED

STOCKHOLDERS’ AGREEMENT

January 26, 2006

Reference is made to that certain Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 (the “Agreement”) by and among Targa Resources Investments Inc., a Delaware corporation (the “Company”), and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

This First Amendment to the Agreement (“First Amendment”) is entered into as of the first date written above by and among the Company and the Majority Holders.

RECITALS:

A. The Company and the Stockholders entered into the Agreement to provide for, among other things, their respective rights and obligations in connection with their investment in the Company.

B. Pursuant to Section 6.6 of the Agreement, the parties hereto desire to amend the Agreement to increase the number of directors on the Company’s Board of Directors and to make certain other modifications to the Agreement.

C. By executing this First Amendment, the Company and the Majority Holders consent in writing to the amendments and modifications to the Agreement set forth in this First Amendment in accordance with Section 6.6 of the Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1. The first paragraph of Section 5.2(a) is hereby amended and restated to read in its entirety as follows:

So long as Warburg continues to own 5% or more of the Common Stock it may be deemed to own as of the Closing by virtue of its ownership of Series B Preferred (calculated assuming that all shares of Series B Preferred owned by Warburg have been converted at the Conversion Ratio then in effect), from and after the date hereof and until the termination of this Section pursuant to Section 6.12, the Company shall exercise all authority under applicable Law, and the Stockholders and their assigns shall vote their shares of Capital Stock, at any regular or special meeting of stockholders called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such meeting of stockholders and shall take all the actions necessary, to ensure that the Board of Directors shall consist of eight members (as provided below) and to ensure the election to the Board of Directors of the Company of the following individuals:

2. Section 5.2(a)(ii) is hereby amended and restated to read in its entirety as follows:

one of whom shall be designated by Warburg Pincus Private Equity VIII, L.P., one of whom shall be designated by Warburg Pincus Private Equity IX, L.P. and three (or fewer if Warburg so elects) of whom shall be designated by Warburg (collectively, the “Warburg Nominees”); and

3. Section 5.2(a)(iii) is hereby amended and restated to read in its entirety as follows:

one (or (i) two if there are four Warburg Nominees or (ii) three if there are three Warburg Nominees) of whom shall be selected by Warburg, after consultation with the chief executive officer of the Company, and approved by the Majority Holders (the “Independent Nominees”); provided, however, that an Independent Nominee (A) shall be independent of the Company and its subsidiaries, (B) shall not be an employee, advisor or consultant of the Company, an employee of a member of the Warburg Group or an employee of an entity that controls a member of the Warburg Group (but may be an employee of a Person that is controlled by (but is not a subsidiary of) a member of the Warburg Group other than the Company or a subsidiary of the Company) and (C) shall, in the good faith judgment of the holders of a majority of the outstanding Series B Preferred, have relevant midstream energy experience.

3. Except as expressly amended hereby, all other terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day, month and year above written.

COMPANY:

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Rene R. Joyce
Name:	Rene R. Joyce
Title:	Chief Executive Officer

Signature Page to

First Amendment to Amended and Restated Stockholders’ Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the day, month and year above written.

MAJORITY HOLDERS:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

WARBURG PINCUS GERMANY PRIVATE EQUITY VIII, K.G.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

Signature Page to

First Amendment to Amended and Restated Stockholders’ Agreement

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Peter R. Kagan
Partner

Signature Page to

First Amendment to Amended and Restated Stockholders’ Agreement